Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT

This First Amendment to Amended and Restated Mortgage Warehousing Agreement (“First Amendment”) is made as of March 28, 2014, by and among M/I Financial, LLC (f/k/a M/I Financial Corp.) (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. Borrower entered into that certain Amended and Restated Mortgage Warehousing Agreement (as amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”) dated March 29, 2013, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower.

B. Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1. The following definitions set forth in Section 1.1 of the Mortgage Warehousing Agreement are amended and restated in their entirety as follows:

“Fee Letter” shall mean the fee letter by and between Borrower and Comerica Bank dated as of February 20, 2014, relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.

“LIBOR Floor” shall mean one quarter of one percent (.25%) per annum.

“Revolving Credit Aggregate Commitment” shall mean One Hundred Ten Million Dollars ($110,000,000), subject to reduction or termination under Section 2.9 or 7.2 hereof, and subject to increase under Section 2.11 hereof.

“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) March 27, 2015, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

2. The preamble to Section 2.11 of the Mortgage Warehousing Agreement is amended and restated in its entirety as follows:

“Borrower may request that the Revolving Credit Aggregate Commitment be increased in an aggregate amount (for all such requests made after March 28, 2014 under this Section 2.11) not to exceed the Revolving Credit Optional Increase Amount subject, in each case, to the satisfaction concurrently with or prior to the date of each such request of the following conditions:”

3. Sections 5.9(a) and 5.9(b) of the Mortgage Warehousing Agreement are amended and restated in their entirety as follows:

“(a) Maintain at all times Tangible Net Worth of not less than (a) $10,000,000 from the Effective Date through and including September 29, 2014, and (b) $11,000,000 thereafter.

(b) Maintain at all times Liquidity of not less than (a) $5,000,000 from the Effective Date through and including September 29, 2014, and (b) $5,500,000 thereafter.”

4. The reference to “$125,000,000” in Section 6.1(e) of the Mortgage Warehousing Agreement is hereby deleted and replaced with “$150,000,000”.

5. Revised Schedule 1.1 attached hereto as Attachment 1 hereby amends and restates existing Schedule 1.1 in its entirety. The parties hereto acknowledge and agree that after giving effect to this First Amendment, each Lender shall (i) have Percentages equal to the applicable percentages set forth in Schedule 1.1 attached hereto as Attachment 1 and (ii) hold Advances of the Revolving Credit (and participation in Swing Line Advances) in its Percentage of all such Advances (and Swing Line Advances) outstanding on the First Amendment Effective Date. To facilitate the foregoing, each Lender, which as a result of the adjustments of Percentages evidenced by Schedule 1.1 hereto are to hold a greater principal amount of Advances of the Revolving Credit outstanding than such Lender had outstanding under Revolving Credit immediately prior to the First Amendment Effective Date shall deliver to the Agent immediately available funds to cover such amounts. The parties hereto also acknowledge and agree that the increase in the Revolving Credit Aggregate Commitment being made pursuant to this First Amendment shall not be deemed to be an increase made under Section 2.11 of the Mortgage Warehousing Agreement, and that the aggregate amount of increases to the Revolving Credit Aggregate Commitment made after the date hereof shall not exceed the Revolving Credit Optional Increase Amount as of the date hereof.

6. This First Amendment shall become effective (according to the terms hereof) on March 28, 2014 (the “First Amendment Effective Date”) if, on or prior to such date, the following conditions have been fully satisfied:

(a)	Agent shall have received via facsimile or portable digital format (followed by the prompt delivery of original signatures) counterpart originals of this First Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Agent shall have received fully executed replacement Revolving Credit Notes issued by Borrower on behalf of each Lender in form and substance satisfactory to Comerica Bank.

(c)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the First Amendment Effective Date.

7. Borrower and each of the undersigned hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this First Amendment are within such party’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this First Amendment, of any governmental body, agency or authority, and this First Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the date first above written and as of the First Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

8. Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this First Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this First Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this First Amendment.

9. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

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10. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.

11. This First Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

12. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

13. As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this First Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the First Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

M/I FINANCIAL, LLC

By:	/s/ Paul Rosen
Name:	Paul Rosen
Title:	President and CEO

Signature Page to First Amendment to Amended and Restated Mortgage Warehousing Agreement

COMERICA BANK, as Agent and a Lender

By:	/s/ Celeste Ludwig
Name:	Celeste Ludwig
Title:	Vice President

Signature Page to First Amendment to Amended and Restated Mortgage Warehousing Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Marla S. Bergrin
Name:	Marla S. Bergrin
Title:	Vice President

Signature Page to First Amendment to Amended and Restated Mortgage Warehousing Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Bob Bomben
Name:	Bob Bomben
Title:	Director

Signature Page to First Amendment to Amended and Restated Mortgage Warehousing Agreement

ATTACHMENT 1

Schedule 1.1

Percentages and Allocations

Revolving Credit Facilities

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	40.90909091%	$45,000,000
The Huntington National Bank	31.81818182%	$35,000,000
BMO Harris Bank N.A.	27.27272727%	$30,000,000
TOTALS	100%	$110,000,000